EXHIBIT 10.1


SALES AND PURCHASING CONTRACT


                                                            DATE:  July 14, 2003
WALTER WAGNER JR., CO., LLC                           Will Duncan/Jody Zimmerman
BROKER                                                 BROKER OR SALES ASSOCIATE

1. Through you as agent we will give for the following described property located at 2211 Greene Way, Block 2570, Lot 1 in the County of Jefferson, Commonwealth of Kentucky, being in size 2.14 acres more or less, together with all improvements thereon and fixtures and appurtenances therein but shall not include any personal property therein that is not owned by Seller, the sum of One Million Two-hundred Thousand Dollars ($1,200,000.00) payable all cash, including the deposit,

2. An unencumbered, marketable title to said property to be conveyed by Deed of General Warranty, with the usual covenants such as any title company will insure, except easements of record, restrictive covenants of record as to use and improvement of said property, and except applicable regulations imposed by the Planning and Zoning Commission.

3. All real estate taxes payable in the calendar year of closing shall be prorated between Purchaser and Seller from January 1, of said year, to date of deed.

4. This offer is made with the understanding that three (3) leases encumber the property.

5. As evidence of good faith binding this contract a deposit of $10,000 is made upon acceptance, said deposit is to be held by the Walter Wagner, Jr. Company, LLC and is to be applied to the purchase price upon passing of deed or refunded should title prove uninsurable or if this offer is not accepted.

6. Should title to said property prove defective, according to the terms of the Contract, the Seller is to pay the examination cost.

7. This offer to purchase is contingent upon the following matters being resolved to the sole and complete satisfaction of Purchaser.

         a) Purchasers reserve the right to have Property inspected. Purchaser may contact a qualified inspector of Purchaser's choice to obtain any inspections it deems necessary. Inspections are to be made at Purchaser's expense and must be to Purchaser's satisfaction.
         b) Seller will provide copies of leases (which shall remain confidential) of the present tenants within three (3) days of acceptance of this Contract, all of which shall be subject to Purchaser's sole satisfaction.
         c) Exercise of this Contract is contingent upon Seller providing to Purchaser within five (5) calendar days of acceptance, evidence that tenant has declined

Re: Sales & Purchase Contract
Re: 2211 Greene Way
Dare:  July 14, 2003
Page Two

         or failed to exercise their First Right of Refusal to purchase this property.

If these  contingencies  are not removed in writing by Purchaser,  within thirty
(30) days from the execution of this Contract, this Contract shall become null and void, the parties shall be relieved from all obligations, liabilities and rights contained herein and the deposit called for, hereunder, shall be refunded in full to Purchaser.

8. If these contingencies are not removed in writing by Purchaser, in the time periods provided for above, this Contract shall become null and voice, the parties shall be relieved from all obligations, liabilities and rights contained herein and the deposit called for hereunder shall be refunded in full to Purchaser. This transaction shall be closed on or before fifteen (15) days from the removal of the last contingency contain in Section 9 of this Contract. Possession shall be given to Purchaser, on the date of the Deed.

9. TAX FREE EXCHANGE. Seller acknowledges that Buyer may elect to effect the purchase of the Property as an exchange pursuant to Section 1031 of the Internal Revenue Treasury Regulation 1.1031 (k)-(g)(4)(iii)("Intermediary").

Seller shall incur no liability or expense beyond those inherent to an acquisition of the Property for a cash payment nor be delayed in the Closing.

Seller agrees to execute such documents as are reasonably necessary or appropriate and to otherwise cooperate with Buyer to effectuate a Section 1031 exchange, and Buyer hereby holds Seller free and harmless of any tax liability to Buyer of Such Section 1031 exchange except insofar as such liability is attributable to the failure of Seller to perform as required hereunder.

10. the Seller agrees to pay a commission, at closing, equaling six percent (6%) of the purchase price called for in this contract, to the Walter Wagner, Jr. Company, LLC

11. All risk of loss with respect to damages to the Property shall remain with Seller until the closing and delivery of the deed to Purchaser. Purchaser is advised to obtain casualty insurance in the amount of the purchase price to protect its interest.

12. Purchaser agrees that it is Purchaser's responsibility to verify that the zoning classification and form district of the property will permit its intended use and that all utilities, including sanitary and storm water sewer, exist in sufficient size and capacity for Purchaser's intended use.

Re: Sales & Purchase Contract
Re: 2211 Greene Way
Dare:  July 14, 2003
Page Three


******************************************************************************
13. We have read the entire contents of this contract and acknowledge receipt of a copy of same. It is expressly agreed that all terms and conditions pertinent to this transaction are included herein, and no verbal agreements of any kind shall be binding upon the parties hereto. We further certify that we have examined the property described hereinabove and that we are thoroughly acquainted with its condition and accept it as such. The parties further agree that no real estate broker, salesman or agent or either has made any representation as to the nature or condition of the property, or any part thereof, nor do such brokers, salesmen, or agents, expressly or implicitly, make any warranty or representation with regard to the property, its size or acreage, zoning classification, construction condition or materials used, or any of the fixtures, appliances or appurtenances located on it. Agent and the Walter Wagner, Jr. Company LLC are no aware of any hidden or latent defects or hazardous or toxic materials, waste or substances of any kind or nature on kin or under the property, though they have not made any investigation into these matters. Therefore, Purchaser releases Agent and the Walter Wagner, Jr. Company LLC and holds them harmless from any and all loss, costs, claims, damages and expenses, including court costs and attorneys' fees, they may incur because any such conditions or materials are present in, on or under the property.
********************************************************************************

Unless accepted by 4 p.m. on the 16th day of July 2003, this offer null and void.

I hereby acknowledge receipt of a copy of this offer.


                                PURCHASER:

                                /s/
                                ___________________________________

                                Time:
                                Date:



                              ACCEPTANCE BY SELLER

The above offer is accepted at ________m., on _________________ day of, 2003.

I hereby acknowledge receipt of a copy of this offer.
                                                         SELLER:
____________________________________                     _______________________

COUNTER OFFER


This is a counter offer dated July 24, 2003 to the Sales and Purchasing Contract ("Contract") dated July 14, 2003 between ERWIN INVESTMENTS, as Purchaser and LINCOLN INTERNATIONAL CORPORATION, as Seller, for the real property located at 2211 Greene Way, Louisville, KY.

Seller agrees to all the terms and conditions of the Contract in which the purchase price shall be ONE MILLION TWO HUNDRED SIXTY THOUSAND DOLLARS and no/cents ($1,260,000.00).

The Walter Wagner Jr., Co Realtors agrees to a maximum five (5) percent Real Estate commission on this contract.

Unless accepted by 5:00 PM on July 24, 2003 this counter offer is null and void.

SELLER:  LINCOLN INTERNATIONAL CORP

BY: ____________________________________________

ITS ____________________________________________

TIME __________________  DATE __________________

ACCEPTED      ______PM ON JULY ________, 2003


PURCHASER:  ERWIN INVESTMENTS

BY: ____________________________________________

ITS ____________________________________________

TIME __________________  DATE __________________

ACCEPTED      ______PM ON JULY ________, 2003